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                                                              EXHIBIT 99.1


Report of Independent Accountants

To the Board of Directors and Shareholders of Serv-Tech, Inc.:

We have audited the consolidated balance sheet of Serv-Tech, Inc. and Subsidiaries as of December 31, 1994, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for each of the two years in the period ended December 31, 1994. We have also audited the financial statement schedule for the years ended December 31, 1994 and 1993 as listed in the index on page 14 of this Form 10-K. These financial statements and the financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Serv-Tech, Inc. and Subsidiaries as of December 31, 1994, and the consolidated results of their operations and cash flows for each of the two years in the period ended December 31, 1994 in conformity with generally accepted accounting principles. In addition, in our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly, in all material respects, the information required to be included therein.

In 1993 the Company adopted the method of accounting for income taxes prescribed by Statement of Financial Accounting Standards No. 109.


                                               COOPERS & LYBRAND L.L.P.

Houston, Texas

February 17, 1995